THIRD AMENDMENT TO OPTION AGREEMENT
                       AND AMENDMENT TO NOTE


     This THIRD AMENDMENT TO OPTION AGREEMENT ("Amendment") is entered into effective as of March __, 1998, by and among DESERT MESA LAND PARTNERS, LTD., a Nevada limited partnership ("Seller"), HIGH MESA DEVELOPMENT, INC., a Nevada corporation ("High Mesa"), and NEVSTAR GAMING & ENTERTAINMENT CORPORATION, a Nevada corporation, formally known as NEVSTAR GAMING CORPORATION ("Buyer"), in connection with that certain Option Agreement between the parties dated April 23, 1996 (the "Agreement"), as previously amended by that certain First Amendment to Option Agreement between the parties dated April 30, 1997 (the "First Amendment"), and as further amended by that certain Second Amendment to Option Agreement between the parties dated September 8, 1997 (the "Second Amendment") (the Agreement, First Amendment and Second Amendment are collectively referred to as the "Option").

     For good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Change in Date of Conversion of Note to Cash.

     a. The second paragraph of Section 1.4 of the Option entitled "Initial Option Consideration" is deleted and replaced in its entirety with the following:

                    "Notwithstanding anything set forth in this Section 1.4
          or anything set forth elsewhere in the Option, Buyer's
          obligation to deposit Development Funds shall be
          satisfied by Buyer giving to Seller on or before
          September 30, 1997, Buyer's Promissory Note in the
          amount of $200,000 (in the form attached hereto as
          Exhibit "A") which note shall provide that it shall be
          convertible into $200,000 in cash on or before
          September 15, 1998 which funds shall thereupon be
          deposited into a federally insured financial institution
          in an account designated for the Project on which both
          Buyer and High Mesa are joint signatories.  Any monies
          advanced by Buyer directly to third parties to pay for
          Development Funds expenses of the Project which are
          approved by High Mesa shall be a dollar for dollar
          credit against said $200,000.  The Development Funds
          shall be non-refundable and shall not be applicable to
          the Option Purchase Price, but shall be reimbursable
          from the LLC to Buyer in connection with the development
          and financing of the Project.  If Buyer fails to deposit
          the Development funds as set forth in the first sentence
          of this paragraph above, this Option shall automatically
          terminate and shall be null and void for all purposes.
          Upon any such termination, neither party shall have any
          further liability to the other party with respect to the
          Option.  Any portion of the Initial Option Consideration
          remaining at Closing shall be deposited in the name of
          the LLC.  The parties hereto acknowledge and agree that
          the preliminary development of the Project will require
          funds substantially in excess of the Development Funds
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                    and that Buyer may elect, in its sole discretion to advance additional funds pursuant to budget(s) approved by Desert Mesa. Any such additional advances shall be reimbursed from the LLC to Buyer in connection with the development and financing of the Project."

     b. The due date of the Note dated September 30, 1997 in the principal amount of $200,000 given by Buyer to Seller is hereby amended to provide it is due on September 15, 1998 instead of March 15, 1998.

2. Except as amended hereby, all of the other terms and provisions of the Option shall remain in full force and effect.

3. This Amendment may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile with original signatures to follow by mail.

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

"Buyer" NEVSTAR GAMING & ENTERTAINMENT CORPORATION, a Nevada corporation

                              By:
                                   Michael J. Signorelli, Chief Executive
Officer


"Seller"                      DESERT MESA LAND PARTNERS, LTD.
                              a Nevada limited partnership

                              BY:  TSRS, INC., a Nevada corporation
                                   Its: General Partner

                                   By:
                                        Richard Tam, Chairman

                                   By:
                                        R. Ian Ross, President

"High Mesa"                        HIGH MESA DEVELOPMENT, INC.
                              a Nevada corporation

                              By:
                                   Richard Tam, Chairman of the Board

[Signature Page to Third Amendment to Option Agreement and Amendment to Note]